UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2017
Mitcham Industries, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-13490	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02     Unregistered Sale of Equity Securities.
On December 20, 2017, Mitcham Industries, Inc. (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Mitsubishi Heavy Industries, Ltd. (the “Purchaser”), pursuant to which the Purchaser has agreed to purchase (the “Private Placement”) 152,290 shares of the Company’s 9.00% Series A Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $1.00 per share (the “Series A Preferred Stock”), and an additional 21,756 shares of Series A Preferred Stock upon the achievement of certain conditions set forth in the Purchase Agreement, for aggregate gross proceeds of approximately $4.0 million. The Company intends to use the proceeds to fund the previously announced acquisition of certain intellectual property and related assets from the bankruptcy estate of Hydroscience Technology, Inc., and to fund costs associated with establishing a manufacturing and repair operation to perform certain support services for the benefit of the Purchaser. The issuance of the Series A Preferred Stock pursuant to the Purchase Agreement is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Except upon a change of control of the Company, the Series A Preferred Stock is not convertible into, or exchangeable for, any of the Company’s other property or securities. Upon a change of control, each holder of the Series A Preferred Stock will have the right to convert some or all of its shares of Series A Preferred Stock into a number of shares of the Company’s common stock per share of the Series A Preferred Stock equal to the lesser of (i) the conversion rate specified in the Certificate of Designations establishing the rights, preferences, privileges, qualifications, restrictions and limitations of the Series A Preferred Stock and (ii) 25 shares of common stock per share of Series A Preferred Stock, subject to certain adjustments.

The Private Placement is expected to close within the next 90 days, subject to the satisfaction of the closing conditions set forth in the Purchase Agreement.

Item 7.01	Regulation FD Disclosure.
On December 21, 2017, the Company issued a press release announcing the entry into the Purchase Agreement and related transactions. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Mitcham Industries, Inc. press release dated December 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITCHAM INDUSTRIES, INC.

December 22, 2017	By:	/s/ Robert P. Capps
	Name:	Robert P. Capps
	Title:	Co-Chief Executive Officer, Executive Vice President-Finance and Chief Financial Officer